November 23, 2009

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Re:         Kingstone Companies, Inc. – Commission File Number 0-1665

Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K dated November 19, 2009, of Kingstone Companies, Inc. and are in agreement with the statements contained in paragraphs one through five, herein.  We have no basis to agree or disagree with other statements of the Registrant contained therein.

Very truly yours,

/s/ Holtz Rubenstein Reminick LLP

Holtz Rubenstein Reminick LLP

PB:hck